UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2019

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On January 10, 2019, LendingTree, LLC (“Buyer”), a wholly-owned subsidiary of LendingTree, Inc. (the “Company”), acquired Value Holding Inc., a Delaware corporation (“Value Holding”) pursuant to a Stock Purchase Agreement, dated December 20, 2018, among Buyer, Value Holding and all of the shareholders of Value Holding (collectively, the “Sellers”), and Jonathan Wu as the Sellers’ Representative (the “Stock Purchase Agreement”). ValuePenguin Inc., a wholly-owned subsidiary of Value Holding, is a personal finance website that offers consumers objective analysis on a variety of financial topics from insurance to credit cards.

Buyer paid $105 million of cash consideration to the Sellers, subject to adjustments for working capital, indebtedness and transaction expenses, in exchange for all of the equity interests of Value Holding. Buyer paid $90 million of the purchase price using funds borrowed under the Company’s Revolving Credit Facility (as amended and as described in our Form 10-K for the year ended December 31, 2017) and the balance using cash on hand. A portion of the closing consideration was deposited into escrow to secure the Sellers’ obligations under the Stock Purchase Agreement.

The description of the Stock Purchase Agreement contained herein is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is included as Exhibit 2.1 to this report. The Stock Purchase Agreement contains representations and warranties by Buyer and the Sellers with respect to matters as of specified dates. The representations and warranties: reflect negotiations between the parties to the Stock Purchase Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders; in certain cases, merely represent risk-allocation decisions among the parties; have been modified or qualified by certain disclosure schedules that have been omitted in accordance with the rules of the Securities and Exchange Commission; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. As such, the representations and warranties are solely for the benefit of the parties to the Stock Purchase Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Stock Purchase Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and the Company’s stockholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company issued a press release on January 15, 2019 announcing the acquisition of Value Holding, a copy of which is attached as Exhibit 99.1 to this report.

Item 2.03.    Creation of Direct Financial Obligation Under Off-Balance Sheet Arrangement.

As discussed in Item 2.01 above, on January 10, 2019, the Company borrowed $90 million under the Revolving Credit Facility in connection with the acquisition of Value Holding.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1
Stock Purchase Agreement dated as of December 20, 2018 by and among LendingTree, LLC, Value Holding, Inc., all of the shareholders of Value Holding, Inc., and Jonathan Wu as the Sellers’ Representative.* †

99.1	Press release issued on January 15, 2019.

* The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

† Previously filed on Form 8-K on December 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2019

LENDINGTREE, INC.

	By:	/s/ J.D. Moriarty
J.D. Moriarty
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1
Stock Purchase Agreement dated as of December 20, 2018 by and among LendingTree, LLC, Value Holding, Inc., all of the shareholders of Value Holding, Inc., and Jonathan Wu as the Sellers’ Representative.* †

99.1	Press release issued on January 15, 2019.

* The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

† Previously filed on Form 8-K on December 27, 2018.